Exhibit 4.2

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of October 31, 2006

to

AMENDED AND RESTATED TRUST AGREEMENT

dated as of May 26, 2005

by and among

ACCREDITED HOME LENDERS, INC.,

as Sponsor,

ACCREDITED MORTGAGE LOAN REIT TRUST

as Seller,

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Owner Trustee

AMENDMENT NO. 1, dated as of October 31, 2006 (the “Amendment”), to the AMENDED AND RESTATED TRUST AGREEMENT (the “Agreement”), dated as of May 26, 2005, among ACCREDITED HOME LENDERS, INC., as sponsor (the “Sponsor”), ACCREDITED MORTGAGE LOAN REIT TRUST, a Maryland real estate investment trust, as seller (the “Seller”) and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as owner trustee (the “Owner Trustee”).

WITNESSETH

WHEREAS, the Sponsor, the Seller and the Owner Trustee entered into the Agreement;

WHEREAS, the parties to the Agreement desire to amend certain provisions of the Agreement as set forth in this Amendment;

WHEREAS, Section 12.01 of the Agreement permits the amendment thereof by the Sponsor, the Seller and the Owner Trustee with prior written notice to the Rating Agencies and providing an Opinion of Counsel to the Owner Trustee.

NOW, THEREFORE, in consideration of the recitals set forth above, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

SECTION 2. The Amendment.

(a) Section 4.09(a) is hereby amended by adding the following sentence to the end of the section:

Provided, however, that in lieu of an Investment Letter covering clause (i) above, an Opinion of Counsel is delivered to the Owner Trustee and the Certificate Registrar that (i) such transfer or exchange may be made pursuant to an exemption, describing the applicable exemption and the basis therefore, from the Securities Act or is being made pursuant to the Securities Act and (ii) such transfer or exchange will not cause the Trust to become subject to the Investment Company Act of 1940.

(b) Section 4.09(a)(iii) is hereby amended by adding the following words to the end of the section after the word “LAWS” and before the period:

UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR THAT (I) SUCH TRANSFER OR EXCHANGE MAY BE MADE PURSUANT TO AN EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFORE, FROM THE SECURITIES ACT OR IS BEING MADE PURSUANT TO THE SECURITIES ACT AND (II) SUCH TRANSFER OR EXCHANGE WILL NOT CAUSE THE TRUST TO BECOME SUBJECT TO THE INVESTMENT COMPANY ACT OF 1940.

(c) Section 4.09(g) is hereby amended and restated in its entirety to read as follows:

No pledge or transfer of the Certificates shall be effective unless such pledge or transfer is (i) to a single beneficial owner that represents that it qualifies for taxation as a REIT or is a Qualified REIT Subsidiary or (ii) accompanied by an Opinion of Counsel satisfactory to the Owner Trustee, which Opinion of Counsel shall not, unless otherwise agreed, be an expense of the Trust, the Certificate Registrar, the Servicer, or the Sponsor, to the effect such pledge or transfer will not cause the Trust to be subject to federal income tax.

(d) Section 6.01(b) is hereby amended and restated in its entirety to read as follows:

The Seller covenants that for so long as it is a REIT, it will not Transfer the Ownership Interest in the Trust other than as set forth in Section 4.09(g).

(e) The first paragraph of Exhibit A is hereby amended to add the following words to the end of the first sentence after the word “LAWS” and before the period:

UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR THAT (I) SUCH TRANSFER OR EXCHANGE MAY BE MADE PURSUANT TO AN EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFORE, FROM THE SECURITIES ACT OR IS BEING MADE PURSUANT TO THE SECURITIES ACT AND (II) SUCH TRANSFER OR EXCHANGE WILL NOT CAUSE THE TRUST TO BECOME SUBJECT TO THE INVESTMENT COMPANY ACT OF 1940.

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(f) Exhibit C is hereby amended by amending and restating in its entirety the paragraph numbered 3 to read as follows:

The Certificateholder understands that the Certificate has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred to a person whom the transferor reasonably believes is (A) a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or (B) a Person involved in the organization or operation of the Trust or an affiliate of such Person, (I) in a transaction pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (II) exempt from the registration requirements of the Securities Act and any such state securities laws and an Opinion of Counsel is delivered to the Owner Trustee and the Certificate Registrar that (i) such transfer or exchange may be made pursuant to an exemption, describing the applicable exemption and the basis therefore, from the Securities Act or is being made pursuant to the Securities Act and (ii) such transfer or exchange will not cause the Trust to become subject to the Investment Company Act of 1940. The Certificateholder understands that the Certificate bears a legend to the foregoing effect.

(g) Exhibit C is hereby amended by adding brackets before the first word and after the last word of paragraphs 5 and 11 and by adding the following bracketed sentence to the end of paragraph 5:

[Only include if an Opinion of Counsel contemplated by Section 4.09(a) of the Trust Agreement is not being delivered.]

and by adding the following bracketed sentence to the end of paragraph 11:

[Only include if an Opinion of Counsel contemplated by Section 4.09(g) of the Trust Agreement is not being delivered.]

SECTION 3. Effect of Amendment.

This Amendment to the Agreement shall be effective and the Agreement shall be deemed to be modified and amended in accordance herewith upon the occurrence of (a) the prior written notice to the Rating Agencies of this Amendment pursuant to Section 12.01 of the Agreement and (b) the receipt by the Owner Trustee of an Opinion of Counsel that this Amendment does not adversely affect in any material respects the interests of the Swap Provider, or any Noteholder or Certificateholder. This Amendment, once effective, shall be effective as of the date first set forth above. Notwithstanding the amendment to Exhibit A, it will not be necessary to amend the presently outstanding Trust Certificate, it being understood that (i) the Certificateholder agreed to such modification by signing this Amendment and (ii) all future Trust Certificates will include the language in Exhibit A, as modified. The Sponsor shall give prompt written notice to the Certificateholders, Indenture Trustee, the Swap Provider and each of the Rating Agencies of this Amendment pursuant to Section 12.01 of the Agreement. The respective rights, limitations, obligations, duties, liabilities and immunities of the Sponsor, the Seller, the Owner Trustee, the Indenture Trustee, the Trust, the Swap Provider, each of the Noteholders and the Certificateholders shall hereafter be determined, exercised and enforced subject in all respects to such modifications and

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amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes. The Agreement, as amended hereby, is hereby ratified and confirmed in all respects.

SECTION 4. Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or of the Notes or the Noteholders.

SECTION 6. Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Noteholders and the Certificateholder.

SECTION 7. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 9. Authorization.

The Sponsor hereby authorizes and directs U.S. Bank Trust National Association as Owner Trustee to execute and deliver this Amendment.

IN WITNESS WHEREOF, the Sponsor, the Seller and the Owner Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

ACCREDITED HOME LENDERS, INC., as Sponsor

By:	/s/ Charles O. Ryan
Name:	Charles O. Ryan
Title:	Securitization Coordinator

ACCREDITED MORTGAGE LOAN REIT TRUST, as Seller and, solely for purposes of Section 3 hereof, as Certificateholder

By:	/s/ Melissa Dant
Name:	Melissa Dant
Title:	Associate General Counsel-Finance, Ass’t Vice President, and Ass’t Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

[Signature page to Amendment No. 1 to A&R Trust Agreement (AHL 2005-2)]